Exhibit 99.1

	Contacts:	Michael Gallant
EMC Corporation
508-293-6357
FOR IMMEDIATE RELEASE		michael.gallant@emc.com

Chris Blessington
Isilon
206-218-4453
chris.blessington@isilon.com

EMC TO ACQUIRE ISILON

•	Isilon is a leader in the fast-growing Scale-out Network Attached Storage segment

•	Combined revenue from Isilon and EMC Atmos is expected to reach $1 billion run-rate during second half of 2012

•	Acquisition expected to be accretive to EMC’s non-GAAP EPS in 2011

HOPKINTON, Mass. and SEATTLE, Wash. – November 15, 2010 – EMC Corporation (NYSE: EMC) today announced the signing of a definitive agreement under which it will acquire Isilon Systems, Inc. (Nasdaq: ISLN), a fast-growing “Scale-out NAS” (network attached storage) systems company, based in Seattle, Washington. Under terms of the agreement, EMC will pay $33.85 per share in cash in exchange for each share of Isilon for an aggregate purchase price of approximately $2.25 billion, net of Isilon’s existing cash balance.

The boards of directors of both EMC and Isilon have unanimously approved the terms of the agreement. The transaction, which is subject to customary approvals, is expected to be completed late this year, is not expected to have a material impact to EMC’s full-year 2010 GAAP and non-GAAP diluted EPS and is expected to be accretive to EMC’s non-GAAP 2011 diluted EPS.

Isilon is known as the leader and momentum player in the fast-growing “Scale-out NAS” segment, which IDC projects will grow on average approximately 36% annually reaching an estimated $6 billion dollars in 2014(1). Together, EMC’s Atmos and Isilon’s solutions will offer customers a highly scalable, low-cost storage infrastructure for managing “Big Data.” Big Data is a term used to describe the massive amount of data produced by a new generation of applications in markets such as life sciences (e.g. gene sequencing), media and entertainment (e.g. online streaming), and oil and gas (e.g. seismic interpretation) to name a few.

Isilon’s scale-out NAS systems are designed to begin small and scale quickly and non-disruptively up to 10 petabytes in size, with extremely high levels of performance and availability. EMC Atmos object storage provides the perfect complement to Isilon for massive globally distributed environments and object access to data for usages like Web 2.0 applications.

Together, Isilon and EMC Atmos provide customers a complete storage infrastructure solution for managing “Big Data” in private or public cloud environments. EMC expects the combined revenue of these two highly complementary storage offerings to reach a $1 billion run-rate during the second half of 2012.

Joe Tucci, Chairman and CEO, EMC Corporation, said, “The unmistakable waves of cloud computing and ‘Big Data’ are upon us. Customers are looking for new ways to store, protect, secure and add intelligence to the vast amounts of information they will accumulate over the next decade. EMC, in combination with Isilon, sits at the intersection of these trends with leading products, solutions and services to help customers get the absolute most out of what cloud computing has to offer.”

Pat Gelsinger, President and COO, EMC Information Infrastructure Products, said, “EMC brings unique value to Isilon through our highly complementary portfolio, engineering depth, financial strength and global sales reach. Isilon will enable EMC to accelerate our storage revenue growth and serve our customers across a broader range of the storage systems market. EMC will invest in all aspects of Isilon’s business to accelerate growth and take advantage of the fast-growing market opportunity ahead.”

Sujal Patel, CEO of Isilon, said, “Our excitement about the opportunity to become part EMC’s world-class team cannot be overstated. EMC’s track record of successfully acquiring, integrating and growing leading companies and the complementary nature of our technologies are undeniable. I am most excited about Isilon’s ability to now leverage EMC’s unparalleled market reach and portfolio of leading technology assets to build on our already significant success in this fast-growing space. Together, Isilon and EMC are ideally positioned to take our company to the next level and accelerate Isilon’s growth and technology adoption by customers around the world.”

In connection with this announcement, EMC is reaffirming all of its previously issued business outlook for 2010 that it released on October 19, 2010, including the following: For 2010, EMC expects consolidated revenues of $16.9 billion, $0.91 in consolidated GAAP diluted earnings per share, and $1.25 in consolidated non-GAAP diluted earnings per share, which excludes the impact of restructuring and acquisition-related charges, stock-based compensation expense, and intangible asset amortization. For 2010, consolidated restructuring and acquisition-related charges, stock-based compensation expense, and intangible asset amortization are expected to be $0.02, $0.23 and $0.09 per diluted share, respectively.

Full details of EMC’s consolidated business outlook for 2010 may be found at http://www.emc.com/about/news/press/2010/20101019-earnings.htm.

Conference Call

EMC will host a conference call today at 8:30 a.m. Eastern Time. To participate, please dial 1-210-795-1098 at least 10 minutes before start time. The passcode is EMC.

Supporting presentation slides and a live streaming of the conference call audio will be made available on our Web site at http://www.emc.com/about/investor-relations/index.htm. Please log in 10 minutes before the start of the call to register.

To listen to a replay of the call please dial 203-369-1893. The replay will be available through Monday, November 29, 2010.

Presentation slides along with audio of the call will also be available on-line immediately following the call at http://www.emc.com/about/investor-relations/index.htm.

(1) IDC: Worldwide File-Based Storage 2010-2014 Forecast

About ISILON

As a global leader in scale-out storage, Isilon delivers powerful yet simple solutions for enterprises that want to manage their data, not their storage. Isilon’s products are simple to install, manage and scale, at any size. And, unlike traditional architectures, Isilon stays simple no matter how much storage is added, how much performance is required or how business needs change in the future. We’re challenging enterprises to think differently about their storage, because when they do, they’ll recognize there’s a better, simpler way. Learn what we mean at http://www. Isilon.com.

About EMC

EMC Corporation (NYSE: EMC) is the world leader in products, services and solutions for information management and storage that help organizations extract the maximum value from their information, at the lowest total cost, across every point in the information lifecycle. Information about EMC’s products and services can be found at www.EMC.com.

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EMC and Atmos are either registered trademarks or trademarks of EMC Corporation in the United States and/or other countries. Isilon is a registered trademark of Isilon Systems, Inc. in the United States and/or other countries. All other trademarks used are the property of their respective owners.

Important Information

This press release (this “Statement”) relates to a planned tender offer by Electron Merger Corporation (“Purchaser”), a wholly owned subsidiary of EMC Corporation (“EMC”), for all shares of outstanding common stock of Isilon Systems, Inc. (“Isilon”), to be commenced pursuant to an Agreement and Plan of Merger, dated as of November 14, 2010, by and among EMC, the Purchaser and Isilon.

The tender offer referred to in this Statement has not yet commenced. This Statement is neither an offer to purchase nor a solicitation of an offer to sell any shares of Isilon. The solicitation and the offer to buy shares of Isilon common stock will be made pursuant to an offer to purchase and related materials that EMC and Purchaser intend to file with the U.S. Securities and Exchange Commission (the “SEC”). At the time the tender offer is commenced, EMC and Purchaser intend to file a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer and Isilon intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. EMC, Purchaser and Isilon intend to mail these documents to the stockholders of Isilon. These documents will contain important information about the tender offer and stockholders of Isilon are urged to read them carefully when they become available. Investors and stockholders of Isilon will be able to obtain a free copy of these documents (when they become available) and other documents filed by EMC, Purchaser and Isilon with the SEC at the website maintained by the SEC at www.sec.gov. In addition, the tender offer statement and related materials may be obtained for free (when they become available) by directing such requests to EMC Corporation at Attention: Office of the General Counsel, 176 South Street, Hopkinton, MA 01748. Investors and stockholders of Isilon may obtain a free copy of the solicitation/recommendation statement and other documents (when they become available) from Isilon by directing requests to Isilon Systems, Inc. at Attention: Investor Relations Department, 3101 Western Avenue Seattle, Washington 98121.

Forward-Looking Statements

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) our ability to protect our proprietary technology; (iv) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (v) fluctuations in VMware, Inc.’s operating results and risks associated with trading of VMware stock; (vi) competitive factors, including but not limited to pricing pressures and new product introductions; (vii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (viii) component and product quality and availability; (ix) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (x) insufficient, excess or obsolete inventory; (xi) war or acts of terrorism; (xii) the ability to attract and retain highly qualified employees; (xiii) fluctuating currency exchange rates; (xiv) the expected benefits, costs, timing of completion and ability to complete the transaction; and (xv) other one-time events and other important factors disclosed previously and from time to time in EMC’s and/or Isilon’s filings with the U.S. Securities and Exchange Commission. EMC and Isilon disclaim any obligation to update any such forward-looking statements after the date of this release.

This release also contains statements on EMC’s business outlook for 2010. These statements on business outlook are based on current expectations. These statements on business outlook are also forward-looking, and actual results may differ materially. These statements do not give effect to the potential impact of mergers, acquisitions, divestitures or business combinations that may be announced or consummated after the date hereof.

Use of Non-GAAP Financial Measures

This release contains non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC’s performance or liquidity, should be considered in addition to, not as a substitute for, measures of EMC’s financial performance or liquidity prepared in accordance with GAAP. EMC’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures in this release.

Where specified in this release, certain items noted (including, where noted, amounts relating to restructuring and acquisition-related charges, stock-based compensation expense and intangible asset amortization) are excluded from the non-GAAP financial measures.

EMC’s management uses the non-GAAP financial measures in the release to gain an understanding of EMC’s comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and excludes the above-listed items from its internal financial statements for purposes of its internal budgets and each reporting segment’s financial goals. These non-GAAP financial measures are used by EMC’s management in their financial and operating decision-making because management believes they reflect EMC’s ongoing business in a manner that allows meaningful period-to-period comparisons. EMC’s management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating EMC’s current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company’s current financial results with the Company’s past financial results.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude the items noted above do not include all items of income and expense that affect EMC’s operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on EMC. Management compensates for these limitations by also considering EMC’s financial results as determined in accordance with GAAP.